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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) DECEMBER 30, 2004
                                                        -----------------

                              INTERMET CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

           GEORGIA                    0-13787                    58-1563873
           -------                    -------                    ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

     5445 CORPORATE DRIVE, SUITE 200                        48098-2683
             TROY, MICHIGAN                                 ----------
(Address of principal executive offices)                    (Zip Code)

   Registrant's telephone number including area code:      (248) 952-2500
                                                           --------------

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On December 23, 2004, INTERMET Corporation entered into a Third Amendment to Debtor in Possession Credit Agreement (the "Third Amendment") among the company, certain of the company's subsidiaries (collectively, the "Borrowers"), a group of lenders (the "Lenders"), Deutsche Bank Trust Company Americas ("Deutsche Bank"), as collateral agent for the Lenders and as co-agent, and The Bank of Nova Scotia ("Scotia Capital"), as administrative agent for Lenders. The Third Amendment was subject to Bankruptcy Court approval, and the court entered an order approving the amendment on December 30, 2004. The Third Amendment amends the company's Debtor in Possession Credit Agreement dated as of October 22, 2004, as amended by the First Amendment to Debtor in Possession Credit Agreement dated as of November 8, 2004 and the Second Amendment to Debtor in Possession Credit Agreement dated as of November 19, 2004 (the Debtor in Possession Credit Agreement, as amended, is referred to as the "Credit Agreement"). Deutsche Bank and Scotia Capital are also parties to the company's pre-petition First Amended and Restated Credit Agreement dated January 8, 2004.

                  As previously reported, the Credit Agreement provides for a $60.0 million commitment of debtor-in-possession financing (the "DIP Facility") to fund the Borrowers' working capital requirements and other corporate purposes during the Borrowers' chapter 11 proceedings. Pursuant to the terms of the Credit Agreement, the Borrowers are able to borrow up to $20.0 million of the DIP Facility. The Third Amendment extends the Borrowers' ability to continue borrowing this portion of the DIP Facility through January 14, 2005, subject to a budget and other restrictions. The Borrowers believe that their continued access to this portion of the DIP Facility will provide them with sufficient working capital to continue operations through January 14, 2005.

                  The Borrowers' ability to borrow the additional $40.0 million is subject to various conditions set forth in the Credit Agreement. The Third Amendment extends the deadline from December 31, 2004 to January 14, 2005 for the Lenders to notify Borrowers that they are satisfied with agreements reached with the Borrowers' major customers representing 75% of the Borrowers' gross sales. The Third Amendment also extends until January 14, 2005 the Borrowers' completion and the Lenders' approval of a cash flow budget and forecast for 2005, provides that certain financial covenants for the remainder of the Credit Agreement term will be established by January 14, 2005, and amends certain other administrative deliveries under the Credit Agreement. Finally, the Third Amendment states that the Borrowers are not required to deliver a mortgage encumbering certain property in Radford, Virginia until 30 days after Deutsche Bank's request.

                  In addition to conditions discussed above, the Borrowers' ability to borrow the additional $40.0 million under the DIP Facility continues to remain subject to no material adverse change in the business or condition of INTERMET and its subsidiaries having occurred, taken as a whole.

                  In consideration for the amendments to the DIP Facility contained in the Third Amendment, the Borrowers are required to pay to each of Deutsche Bank and Scotia Capital its pro rata share of a $125,000 fee and the accrued fees and expenses incurred by Deutsche Bank, Scotia Capital, their counsel and advisors before December 30, 2004.



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                  A copy of the Third Amendment is attached to this Current
Report on Form 8-K as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits:

         The following exhibit is being filed herewith:

         10.1 Third Amendment to Debtor-In-Possession Credit Agreement dated as of December 23, 2004.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       INTERMET CORPORATION


December 30, 2004                      By:  /s/  Alan J. Miller
                                       Alan J. Miller
                                       Vice President, General Counsel and
                                       Assistant Secretary


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                                  EXHIBIT INDEX


    Exhibit Number                    Exhibit

         10.1 Third Amendment to Debtor-In-Possession Credit Agreement dated as of December 23, 2004.